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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated November 9, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-29901 and 811-1716) of Alliance Quasar Fund, Inc.



ERNST & YOUNG LLP


New York, New York
January 28, 2002




































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